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                                                                    EXHIBIT 23.4

                        CONSENT OF VINSON & ELKINS L.L.P.


         We hereby consent to the use in the First Amendment to Registration Statement on Form S-1 (File No. 333-85994) of our opinion, dated April 9, 2002, as to the legality of the securities registered thereby (Exhibit 5.1 thereto) and our opinion, dated April 9, 2002, as to certain tax matters arising in connection with the securities registered thereby (Exhibit 8.1).



Dallas, Texas
May 31, 2002                                         /s/ Vinson & Elkins L.L.P.